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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                    BETWEEN EGGHEAD, INC. AND NORM HULLINGER
                    ----------------------------------------


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective the 22nd day of January, 1998 (the "Effective Date"), between EGGHEAD, INC. (the "Company"), and Norm Hullinger ("Executive").

          Executive is currently serving as an officer of the Company. The parties now wish to secure their future relationship. Accordingly, and in consideration of the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

                                ARTICLE 1 - TERM

1.1  Term
     ----

This Agreement will extend from the Effective Date for a period of three (3) years; provided that this Agreement will be renewed automatically for a period of three (3) years following its termination unless, prior to the date six months from the end of any such three-year period, either party provides notice to the other of its desire not to renew the Agreement.

                            ARTICLE 2 - COMPENSATION

2.1  Salary
     ------

Executive will receive an annual gross salary not less than the annual gross salary Executive was receiving immediately prior to the Effective Date.


2.2  Additional Benefits
     -------------------

During the term of this Agreement, the Company will provide Executive with insurance, vacation, sick leave and other benefits as are approved by the Company's Board of Directors and as are generally provided to other management-level executives holding similar positions with the Company.

                        ARTICLE 3 - DUTIES OF EXECUTIVE

3.1  Duties
     ------

During the term of this Agreement a.) Executive's title shall be at least commensurate in all material respects with the most significant of those held at any time during the 90-day period immediately preceding the Effective Date and b.) Executive's status, duties and responsibilities
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shall be reasonably commensurate with title; Executive will serve as an officer of the Company and shall perform such duties as lawfully assigned to Executive. The Executive shall report to the Chief Executive Officer of the Company.

                            ARTICLE 4 - TERMINATION

4.1  Termination Prior to the End of Term
     ------------------------------------

     a)   Either party may terminate this Agreement without cause.

          (i) In the event that Executive exercises his right under this subsection, he shall provide notice of his intent to terminate the Agreement not less than one (1) month before the effective date of the termination. Regardless of whether the Company elects to have Executive work through the notice period, or elects to make Executive's resignation effective prior to the end of that notice period, Executive shall be paid all compensation and benefits earned through the notice period.

          (ii) In the event that the Company exercises its right under this subsection, the termination shall be effective immediately, or at such later time as set forth in the notice (but in no event more than thirty days after the date of the notice) and the Company shall pay to Executive the Severance Benefits specified in Section 4.2.

The Company may, at its option, terminate this Agreement prior to the end of the term for Cause. For purposes of this Agreement, "Cause" means the occurrence of one or more of the following events: (a) failure or refusal to carry out any lawful duties assigned to him by the Company's Board of Directors or the Chief Executive Officer or any directions of the Board of Directors of the Company reasonably consistent with such duties; (b) the conviction of the Executive of, or the entrance by or on behalf of the Executive of a plea of nolo contendere with respect to, violation of a state or federal criminal law (excluding non-felony driving or traffic offenses) or other criminal act involving moral turpitude; (c) any fraud, dishonesty or deception by the Executive that is related to his duties for the Company; (d) any incident materially compromising the Executive's ability to represent the Company with the public; (e) current illegal use of drugs by the Executive; (f) any act or omission by the Executive which substantially impairs the Company's business, goodwill or reputation; or
(g) any other material violation by the Executive of any provision of this Agreement. In the event of a termination under this subsection, Executive shall be paid all compensation and benefits earned through the date of termination, but shall not be entitled to receive any further compensation or benefits other than payments already due him as of that date. Upon notice by the Company of any action or failure to act constituting Cause under any of clauses (a), (d) or
(f) or (g) of the second sentence of this paragraph (but excluding notice of Cause pursuant to clause (g) based on any violation of Section 5 of this Agreement, for which there is no cure period), the Company will provide the Executive a reasonable opportunity to cure such act or failure to act, which period shall be ten (10) work days.
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     b)   Executive may, at his option, terminate this Agreement prior to the end of the term for Good Reason. For purposes of this subsection, Executive will have Good Reason to terminate this Agreement if the Company violates
Section 3.1 above; Executive is relocated to a facility other than the Company's headquarters in Spokane, Washington; or the Company has materially breached its obligations under the Agreement (provided that the Company has been given warning and notice of its alleged material breach and a reasonable opportunity to correct the alleged material breach).

     c) This Agreement shall terminate in the event that Executive dies, or is unable to perform his duties as a result of a physical or mental disability at any time during the term of this Agreement. In the event of a termination under this subsection, Executive or his estate shall be paid all compensation and benefits earned through the date of such termination, but shall not be entitled to receive any compensation or benefits other than payments already due him as of that date; provided that Executive's right to exercise stock options awarded pursuant to the EGGHEAD, INC. 1993 STOCK OPTION PLAN shall be governed by the terms of that plan. For purposes of this Agreement, Executive will be considered unable to perform his duties as a result of a physical or mental disability if that disability exists, or is reasonably expected to exist, for more than ninety (90) days in any twelve consecutive calendar months.

4.2  Severance Benefits; Change in Control
     -------------------------------------

In the event that the Company exercises its rights under Section 4.1(a)(ii) (termination without Cause) or Executive exercises his rights under Section 4.1(b) (resignation for Good Reason), Executive will receive the following severance benefits:

     a) Commencing on the date of termination or resignation (the "Termination Date"), the Company shall pay the Executive his then current base salary for a period of twelve months (the "Initial Period"), less any lawful withholding (such amount of twelve months' salary, in aggregate, the "Initial Severance Amount"). The Initial Severance Amount shall be paid in a lump sum payment within ten days of the Termination Date.

     b) If the Executive has failed to commence alternative employment at any time prior to the end of the Initial Period, the Company will continue to pay the Executive at the rate of his base salary as of the Termination Date, less any lawful withholding, in monthly installments for a period (the "Extension Period") that will terminate on the earlier of: (i) the end of the sixth month after the end of the Initial Period, or (ii) the date that the Executive commences alternative employment. From time to time during the Extension Period, but in no event more frequently than monthly, the Executive will be available by telephone to update the Chief Executive Officer of the Company on the status of his efforts to obtain alternative employment, and he will notify the Company in writing within ten days after accepting alternative employment. Upon accepting new employment, the Executive will not unreasonably delay commencing work for his new employer in order to continue receiving payments during the Extension Period. For purposes of this Agreement, "alternative employment" is defined as any business relationship (excluding consulting relationships of less than one month) from which the Executive receives monthly W-
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2/1099 wages of at least 50% of his monthly salary as of the Termination Date.
If at any time during the Initial Period, or the Extension Period, George Orban should no longer be Chief Executive Office of the Company, an amount equal to the payments due during the Extension Period shall be placed in escrow, on reasonable terms to be agreed upon by the Company and the Executive, for the benefit of Executive.

     c) Any stock option(s) issued to Executive pursuant to the EGGHEAD, INC. 1993 STOCK OPTION PLAN (the "Plan") and the EGGHEAD, INC. NONQUALIFIED STOCK OPTION LETTER AGREEMENT AND PLAN SUMMARY that are outstanding and unexercised as of the Termination Date shall vest on a prorated basis as of immediately prior to the Executive's termination or resignation on the Termination Date (except as otherwise provided in the final sentence of this subsection (c)). For purposes of the preceding sentence, "prorated basis" shall mean, with respect to each such stock option, that it shall be deemed to be vested as to that percentage of shares originally subject to the option equal to the quotient of the number of weeks that the Executive was employed by the Company during that stock option's entire vesting period (rounded up to the nearest week) divided by the total number of weeks in the stock option's entire vesting period (e.g. if a stock option has a three year vesting period, and the Executive has worked 52 weeks of that vesting period as of the Termination Date, the stock option would be deemed 33% vested as of immediately prior to Executive's resignation or termination on the Termination Date.).

     d) Continued coverage under the Company's medical, dental and vision benefit programs at the same level that Executive received prior to the termination for a period of eighteen months, or until Executive finds employment which provides comparable benefits, whichever comes first. This period of paid benefits will be in addition to any COBRA rights Executive may have under applicable law.

     e) In the event of a change in control, as defined in Attachment A hereto, all of the Executive's stock options issued pursuant to the Plan, shall vest immediately prior to such change in control.

                    ARTICLE 5 - RESTRICTIVE AGREEMENTS

5.1  Confidentiality.  The Executive agrees not to use or disclose any
     ---------------
confidential information except as required to fulfill his duties and responsibilities as an employee of the Company. As used herein, "confidential information" means all trade secrets, non-public information, methods, strategies, practices, computer programs and systems, research and related documentation, customer lists and other data, marketing plans, financial information, and all other compilations of information that relate in any matter to the business of the Company or any of the direct or indirect subsidiaries of the Company (such subsidiaries, the "Affiliate Entities") or any of them. The Executive acknowledges that all confidential information is the proprietary and confidential property of the Company or the Affiliate Entities. The Executive further agrees to return all tangible items containing such confidential information, wherever located and in whatever form,
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in addition to all other property belonging to the Company or the Affiliate
Entities, on or before the Termination Date.

5.2  Non-Solicitation.  The Executive agrees that during the Severance
     ----------------
Period and Extension Period (if any) he will not individually, or in conjunction with any other person, corporation or other entity, in any capacity, directly or indirectly, (i) solicit or recruit any employee of or consultant to the Company or any of the Affiliate Entities or (ii) cause or seek to cause (A) any employee of or consultant to the Company or any of the Affiliate Entities to terminate his or her employment or consulting relationship with the Company or any of the Affiliate entities or (B) any customer, client or vendor of the Company or any of the Affiliate Entities to alter or terminate any business relationship with the Company or any Affiliate Entities.

5.3  Non-Competition.  For a period of eighteen months from the Termination
     ---------------
Date, the Executive shall not, directly or indirectly, be employed by, own, manage, join, control or participate in the ownership, management, operation or control of or be connected with, (as that phrase is described below), any person or entity engaged in any operations in competition with the Company or any of the Affiliate entities in the retail sale of computer software or computer hardware, or both, through stores, mail order, telephonic means or electronic commerce, including, without limitation, through the Internet. For purposes of this Section 5.3, the following shall be deemed to be persons or entities not engaged in operations in competition with Egghead or any if its Affiliated
Entities: any person or entity if the sale of computer software and computer hardware generates less than ten (10) percent of its total annual revenue, and less than ten (10) percent of the total annual revenue of the division of such person or entity, if any, which Executive is connected with. The Board of Directors of the Company may, in its sole discretion, release the Executive from any or all of his obligations pursuant to this Section 5.3, provided that such release shall not be effective unless in writing. The Executive shall be deemed to "be connected with" such business if such business is carried on by a partnership, corporation or association of which he is an officer, director, employee, partner, member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by the Executive of shares which constitute less than 2% of the outstanding equity securities of a publicly or privately held corporation.

5.4  Violation.  The Executive acknowledges that his confidentiality,
     ---------
nonsolicitation and non-competition obligations under this Article 5 are material inducements to the Company entering into this Agreement, that his violation thereof shall constitute a material breach of this Agreement and that any disclosure or action by the Executive in violation of this Article 5 will cause serious and irreparable injury to the Company for which there is no adequate remedy at law. If, upon investigation, the Company determines that the Executive is in violation of this Article 5, then the Company will give the Executive written notice of the violation, and if the Executive shall not have cured such violation within four business days of such notice, then the Company may retain as liquidated damages the balance of the payments coming due to the Executive under Section 4.2 hereof, if any, and may obtain immediate and permanent injunctive relief in any court of competent jurisdiction. The rights and remedies set forth in this Article 5 are in addition to all other legal, equitable and contractual rights and remedies available to the Company.

                              ARTICLE 6 - GENERAL

6.1  Further Assurances
     ------------------

Each party will, at its own expense and without expense to the other party, execute and deliver such further agreements and other documents and do such further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement. In particular, the Company will modify or amend option letters as necessary to permit the accelerated vesting of options under the circumstances described in
Section 4.2.

6.2  Severability
     ------------

If any provision of this Agreement is unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

6.3  Waiver and Consent
     ------------------

No consent or waiver, express or implied, by either party to or of any breach or default by the other party of any or all of its obligations under this Agreement will be valid unless it is in writing and stated to be a consent or waiver pursuant to this section.

6.4  Notice
     ------

Every notice to be given pursuant to this Agreement by one party to the other will be in writing and will be delivered or sent by registered or certified mail or by personal delivery. Notices shall be effective upon receipt.

6.5  Binding Effect
     --------------

This Agreement will inure to the benefit of and be binding upon the respective legal representatives and successors.

6.6  Counterparts
     ------------

This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement or such other writing had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

6.7   Headings
      --------

The section headings in this Agreement are for reference and shall not by themselves determine the construction or interpretation of the Agreement.

6.8   Arbitration
      -----------

All disputes between the parties relating to this Agreement shall be submitted to binding arbitration in the City of Spokane, Washington. Either party may commence the arbitration by delivery of a written notice to the other, describing the issue in dispute and its position with regard to the issue. If the parties are unable to agree on an arbitrator within thirty (30) days following delivery of such notice, the arbitrator shall be selected by using the selection procedures established by the American Arbitration Association. Discovery shall be allowed in connection with any such arbitration to the same extent permitted by the Washington Rules of Civil Procedure but either party may petition the arbitrator to limit the scope of such discovery, in which event the arbitrator shall determine the extent of discovery allowable in connection with the dispute in question. Except as otherwise provided in this Agreement, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect. The award of the arbitrator shall be final and binding, and judgment upon an award may be entered in any court of competent jurisdiction. In any such arbitration, the substantially prevailing party shall pay the costs and reasonable attorneys' fees of the other party.

6.9   Governing Law.
      -------------
This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without application of the principles of conflicts of laws.

6.10. Effect on Other Agreements
      --------------------------

Except as specified above, this Agreement does not modify, amend or supersede the terms of the EGGHEAD, INC. NONQUALIFIED STOCK OPTION LETTER AGREEMENT AND PLAN SUMMARY between the parties, which shall remain in full force and effect according to their respective terms. In consideration of the mutual agreements herein, the Change of Control Agreement dated September 25, 1996, and previously entered into between the parties, is hereby terminated in all respects.

          EXECUTED as of the day and year first written above.


EGGHEAD, INC.



By________________________
Its_______________________                     _________________________________
                                                         EXECUTIVE
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                                  ATTACHMENT A



          For purposes of this Agreement, a "Change of Control" control shall mean:

  (a) A "Board Change" which, for purposes or this Agreement, shall have occurred if a majority (excluding vacant seats) of the seats on the Company's Board of Directors (the "Board") are occupied by individuals who were neither
(i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board); or

          (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), in the case of either (A) or (B) of this clause
(i), which acquisition is not approved in advance by a majority of the incumbent Directors, or (ii) 33% or more of either (A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, in the case of either
(A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however that the following
                                     --------  -------
acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or


  (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities as the case may be) beneficially owns directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owed, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.